EXHIBIT 10.23

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (this “First Amendment”) is entered into as of February 27, 2012 by and between SNH MEDICAL OFFICE PROPERTIES TRUST, a Maryland real estate investment trust (“Landlord”) and AXOGEN CORPORATION, a Delaware corporation (“Tenant”).

WHEREAS, Wigshaw, LLC (“Original Landlord”) and Tenant entered into that certain Lease dated February 6, 2007 (the “Lease”) for certain premises in the building known as the Progress One Building and located at 13859 Progress Boulevard, Alachua, Florida; and

WHEREAS, Landlord succeeded to the interest of Original Landlord under the Lease; and

WHEREAS, the Lease is scheduled to expire on April 30, 2012; and

WHEREAS, Landlord and Tenant have agreed to amend the Lease to extend the term thereof, subject to and upon the terms and conditions hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree that the Lease is hereby amended as follows:

1. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

2. The Term of the Lease is hereby extended and shall expire on April 30, 2013.

3. For the period commencing on May 1, 2012 and expiring on April 30, 2013, Tenant shall pay Annual Gross Rent in equal monthly installments, in advance, of $7,903.33.

4. Tenant acknowledges that it is currently in possession of the Leased Premises and is agreeing to an extension of the Term with the Leased Premises being accepted in “as is” condition as of the date of this First Amendment.

5. Section 1.1(a) of the Lease is hereby amended to reflect that until further notice to Tenant from Landlord, Landlord’s address for payment of Rent shall be P.O. Box 84-5446, Boston, Massachusetts 02284-5446.

6. Section 19.5 of the Lease is hereby amended to reflect that Landlord’s address for notices is as follows:

SNH Medical Office Properties Trust

c/o Reit Management & Research LLC

1775 The Exchange, Suite 170

Atlanta, GA 30350

Attention: Vice President, Southeast Region

with a copy to:

Reit Management & Research LLC

Two Newton Place

255 Washington Street, Suite 300

Newton, MA 02458

Attention: Jennifer B. Clark

7. Tenant shall not assert nor seek to enforce any claim for breach of the Lease against any of Landlord’s assets other than Landlord’s interest in the Building, and Tenant agrees to look solely to such interest for the satisfaction of any liability or claim against Landlord under the Lease, it being specifically agreed that in no event whatsoever shall Landlord ever be personally liable for any such liability. Tenant furthermore agrees that no trustee, officer, director, general or limited partner, member, shareholder, beneficiary, employee or agent of Landlord (including any person or entity from time to time engaged to supervise and/or manage the operation of Landlord) shall be held to any liability, jointly or severally, for any debt, claim, demand, judgment, decree, liability or obligation of any kind (in tort, contract or otherwise) of, against or with respect to Landlord or arising out of any action taken or omitted for or on behalf of Landlord.

8. Tenant warrants and represents that it has dealt with no broker in connection with the consummation of this First Amendment, other than Coldwell Banker Commercial, and in the event of any brokerage claims or liens, other than by Coldwell Banker Commercial, against Landlord or the Building predicated upon or arising out of prior dealings with Tenant, Tenant agrees to defend the same and indemnify and hold Landlord harmless against any such claim, and to discharge any such lien.

9. As amended hereby, the Lease is hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties hereunto have executed this First Amendment as of the date first written above.

LANDLORD:

SNH MEDICAL OFFICE PROPERTIES TRUST

By:	Reit Management & Research LLC, its agent

	By:	/s/David M. Lepore
David M. Lepore Senior Vice President

TENANT:

AXOGEN CORPORATION

By:	/s/Karen Zaderej
Name: Karen Zaderej Title: CEO